EXHIBIT 99.2
PEP SUBJECT COMPANIES
Condensed Combined Unaudited Interim Financial Statements
September 30, 2023 and 2022

PEP SUBJECT COMPANIES
Table of Contents

PEP SUBJECT COMPANIES
Condensed Combined Unaudited Balance Sheets

	As of September 30, 2023	As of December 31, 2022
	(in thousands)
Assets
Current assets:
Cash	$3,511	$6,132
Due from affiliate	1,858	4,225
Accounts receivable, net	4,402	4,968
Drilling advances	—	53
Total current assets	9,771	15,378
Oil and natural gas property and equipment, based on full-cost method of accounting, net	117,673	117,826
Total assets	$127,444	$133,204

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,060	$1,618
Derivative financial instruments	6,671	4,226
Total current liabilities	7,731	5,844
Due to affiliate, long-term	3,674	—
Derivative financial instruments	3,458	4,362
Asset retirement obligations	591	592
Total liabilities	15,454	10,798
Members’ equity	111,990	122,406
Total liabilities and members’ equity	$127,444	$133,204
The accompanying notes are an integral part of these condensed combined unaudited interim financial statements.

PEP SUBJECT COMPANIES
Condensed Combined Unaudited Statements of Operations

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Revenues:
Crude oil, natural gas, and NGL sales, net	$33,760	$66,415
Loss on derivatives, net	(3,822)	(14,720)
Total revenues, net	29,938	51,695

Operating expenses:
Lease operating and workover	14,813	13,345
Severance taxes	1,693	3,436
Depletion, depreciation, and amortization	8,836	12,349
Accretion	34	35
General and administrative	2,481	4,345
Total operating expenses	27,857	33,510
Operating income	2,081	18,185

Other expense:
Interest expense	192	465
Total other expense	192	465
Net income	$1,889	$17,720

The accompanying notes are an integral part of these condensed combined unaudited interim financial statements.

PEP SUBJECT COMPANIES
Condensed Combined Unaudited Statements of Changes in Members’ Equity

Members’ Equity
(in thousands)
Balance – January 1, 2022	$64,176
Contributions from parent, net	40,761
Net income	17,720
Balance – September 30, 2022	$122,657

Members’ Equity
(in thousands)
Balance – January 1, 2023	$122,406
Distributions to parent, net	(12,305)
Net income	1,889
Balance – September 30, 2023	$111,990

The accompanying notes are an integral part of these condensed combined unaudited interim financial statements.

PEP SUBJECT COMPANIES
Condensed Combined Unaudited Statements of Cash Flows

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Cash flows from operating activities:
Net income	$1,889	$17,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	8,836	12,349
Accretion	34	35
Loss on derivatives, net	3,822	14,720
Cash settlements on commodity derivatives	(2,281)	(11,651)
Changes in operating assets and liabilities:
Accounts receivable and due from affiliate	2,933	(4,153)
Drilling advances	53	4,044
Accounts payable and accrued liabilities	(598)	(2,328)
Net cash provided by operating activities	14,688	30,736
Cash flows from investing activities:
Additions to oil and natural gas properties	(8,678)	(18,418)
Acquisition of oil and natural gas properties	—	(3,308)
Net cash used in investing activities	(8,678)	(21,726)
Cash flows from financing activities:
(Distributions) contributions (to) from parent, net	(12,305)	40,761
Proceeds from affiliate debt	5,487	12,238
Payments on affiliate debt	(1,813)	(60,517)
Net cash used in financing activities	(8,631)	(7,518)
Net increase in cash and cash equivalents	(2,621)	1,492
Cash and cash equivalents - Beginning of period	6,132	240
Cash and cash equivalents- End of period	$3,511	$1,732

The accompanying notes are an integral part of these condensed combined unaudited interim financial statements.

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements
Note 1. Organization
Description of the Company
PEP HPP Dropkick SPV LLC (“Dropkick”) was formed on January 22, 2021, as a wholly owned subsidiary of PEP Asset Management Ultimate GP LLC (the “Parent”).
PEP PEOF Dropkick SPV LLC (“Dropkick II”) was formed on April 8, 2021, as a wholly owned subsidiary of the Parent.
HPP Acorn SPV LLC (“Acorn”) was formed on August 27, 2021, as a wholly owned subsidiary of the Parent.
PEP HPP Jubilee SPV LLC (“Jubilee”) was formed on October 21, 2021, as a wholly owned subsidiary of the Parent.
The combined historical financial statements of Dropkick, Acorn, Jubilee and Dropkick II along with the respective allocations of general and administrative expenses from the Parent are hereafter collectively referred to as the “PEP Subject Companies.” The PEP Subject Companies invests in non-operated working interests in oil and gas properties primarily located in the Midland and Delaware Basins, in Texas, United States (“U.S.”).
Basis of Presentation of Condensed Combined Unaudited Interim Financial Statements
These condensed combined unaudited interim financial statements have been prepared on a combined basis and derived from the historical results of operations, assets and liabilities the PEP Subject Companies along with allocations of general and administrative expenses from the Parent to each of these entities. For more details on these allocated general and administrative expenses, please see “— Note 9. Transactions with Affiliates.” The condensed combined unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).
The historical costs and expenses reflected in the condensed combined unaudited interim financial statements of the PEP Subject Companies include an allocation for certain corporate and shared service functions historically provided by Parent, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology, and other shared services. These expenses have been allocated to PEP Subject Companies pro-rata on the cost basis of each investment by the Parent, which is considered to be a reasonable reflection of the historical utilization levels of these services. The PEP Subject Companies believe the assumptions underlying its condensed combined unaudited interim financial statements, including the assumptions regarding the allocation of general corporate expenses from the Parent, are reasonable.
All significant intercompany accounts and transactions between the entities included in the PEP Subject Companies have been eliminated in the accompanying condensed combined unaudited interim financial statements.
Use of Estimates
The preparation of the condensed combined unaudited interim financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and natural gas reserves and derivative financial instruments.
Recent Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires that a financial asset measured at amortized cost be presented at the net amount expected to be collected. ASU 2016-13 is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. In November 2019, the FASB ASU 2019-19, “Codification Improvements to Topic 326: Financial Instruments – Credit Losses”, which makes

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

amendments to clarify the scope of the guidance, including clarification that receivables arising from operating leases are not within its scope. The amended guidance was effective for PEP Subject Companies on January 1, 2023.
PEP Subject Companies determine its allowance for each type of receivable based on the length of time the receivable is past due, its previous loss history, and customers current ability to pay its obligation. PEP Subject Companies also bases its allowance for each type of receivable on its respective credit risks. PEP Subject Companies write off specific receivables if they become uncollectible. Once an allowance is recorded, any subsequent payments received on such receivables are credited to the allowance for credit losses. To date, PEP Subject Companies have an immaterial pattern of credit losses and therefore have no allowance as of September 30, 2023, or December 31, 2022. PEP Subject Companies will continually monitor the creditworthiness of its counterparties by reviewing credit ratings, financial statements, and payment history. The adoption of ASU 2016-13 did not result in a material impact to the financial position, cash flows, or results of operations of PEP Subject Companies.

Note 2. Oil and Natural Gas Properties
Capitalized Costs
The following table reflects the aggregate capitalized costs of the PEP Subject Companies:

	September 30, 2023	December 31, 2022
	(in thousands)
Oil and natural gas properties:
Proved properties	$144,028	$135,345
Total oil and natural gas properties	144,028	135,345
Less: Accumulated depreciation, depletion and amortization	(26,355)	(17,519)
Oil and natural gas property and equipment, based on full-cost method of accounting, net	$117,673	$117,826
There were no proved property impairments for the nine months ended September 30, 2023 and 2022. Depletion expenses were $8.8 million and $12.3 million for the nine months ended September 30, 2023 and 2022, respectively.
Note 3. Revenue
Disaggregation of Revenue
The PEP Subject Companies disaggregated revenue has two primary sources: crude oil sales and natural gas and Natural Gas Liquids (“NGL”) sales. The following table presents the disaggregation of crude oil and natural gas and NGL revenue (in thousands):

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Crude oil revenue	$28,856	$53,777
Natural gas and NGL revenues	4,904	12,638
Total crude oil, natural gas and NGL sales, net	$33,760	$66,415
Receivable Balances
At January 1, 2023 and 2022, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $5.0 million and $4.2 million, respectively.

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

Note 4. Asset Retirement Obligations
The following table presents changes in asset retirement obligations of the PEP Subject Companies:

	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
	(in thousands)
Asset retirement obligations at beginning of year	$592	$624
Wells acquired/developed	—	43
Liabilities relinquished	(35)	(121)
Accretion expense on discounted obligation	34	46
Asset retirement obligations at end of period	$591	$592
Note 5. Derivative Financial Instruments
Derivative Gains and Losses
Cash receipts and payments reflect the gains or losses on derivative contracts which matured during the applicable period, calculated as the difference between the contract price and the market settlement price of matured contracts. The derivative contracts of the PEP Subject Companies are settled based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate pricing and natural gas derivative settlements based primarily on NYMEX Henry Hub pricing. Non-cash gains and losses represent the change in fair value of derivative instruments which continued to be held at period end and the reversal of previously recognized non-cash gains or losses on derivative contracts that matured during the period.
The following table summarizes the commodity derivative activity of the PEP Subject Companies:

	For the Nine Months Ended September 30,
	2023	2022
	(in thousands)
Cash paid on derivatives	$(2,281)	$(11,651)
Non-cash loss on derivatives	(1,541)	(3,069)
Loss on derivatives, net	$(3,822)	$(14,720)
Financial Statement Presentation
All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the condensed combined unaudited balance sheets. The PEP Subject Companies determine the current and long-term classification based on the timing of expected future cash flows of individual trades. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the condensed combined unaudited balance sheets. The tables below present a summary of these positions as of September 30, 2023 and December 31, 2022, respectively:

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

	September 30, 2023
	Gross Fair Value	Amounts Netted	Net Fair Value
	(in thousands)
Commodity derivative assets:
Commodity derivative asset, current	$410	$(410)	$—
Commodity derivative asset, noncurrent	24	(24)	—
Total commodity derivative assets	$434	$(434)	$—
Commodity derivative liabilities:
Commodity derivative liability, current	$(7,081)	$410	$(6,671)
Commodity derivative liability, noncurrent	(3,482)	24	(3,458)
Total commodity derivative liabilities	$(10,563)	$434	$(10,129)

	December 31, 2022
	Gross Fair Value	Amounts Netted	Net Fair Value
	(in thousands)
Commodity derivative assets:
Commodity derivative asset, current	$1,466	$(1,466)	$—
Commodity derivative asset, noncurrent	359	(359)	—
Total commodity derivative assets	$1,825	$(1,825)	$—
Commodity derivative liabilities:
Commodity derivative liability, current	$(5,692)	$1,466	$(4,226)
Commodity derivative liability, noncurrent	(4,721)	359	(4,362)
Total commodity derivative liabilities	$(10,413)	$1,825	$(8,588)

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

The Company had the following outstanding commodity derivative instruments as of September 30, 2023:

	September 30, 2023
	2023	2024	2025
Crude oil NYMEX swaps
Volume (Bbls)	133,576	315,443	268,354
Weighted average fixed price	$67.30	$64.21	$67.90
Natural gas NYMEX swaps
Volume (Mmbtus)	177,398	494,420	—
Weighted average fixed price	$3.51	$3.36	—
Propane Mont Belvieu swaps
Volume (Gallons)	144,082	130,808	—
Weighted average fixed price	$0.91	$0.91	—
Crude oil Midland basis swaps
Volume (Bbls)	101,465	315,443	268,354
Weighted average fixed price	$(0.22)	$(0.28)	$(0.85)
Natural gas Waha basis swaps
Volume (Mmbtus)	177,398	494,420	—
Weighted average fixed price	$(0.61)	$(0.56)	—
Note 6. Fair Value Measurements
The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying condensed combined unaudited balance sheets approximated fair value at September 30, 2023 and December 31, 2022, due to their short term nature. The following methods and assumptions were used to estimate the fair values of derivative financial instruments.
Level 2 Fair Value Measurements
Commodity derivatives – The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities and credit risk.
Assets Measured at Fair Value on a Nonrecurring Basis
Certain amounts of the PEP Subject Companies are reported at fair value on a nonrecurring basis in the condensed combined unaudited interim financial statements. The following methods and assumptions were used to estimate the fair values of these amounts.
Asset retirement obligations – The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate. Significant unobservable inputs (level 3) utilized in the determination of asset retirement obligations include estimated plugging and abandonment costs of approximately $0.1 million per well, the timing of remediation, which is estimated based on the aggregate average useful life, and the credit adjusted risk free rate, which was estimated at approximately 9.0% at September 30, 2023.

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

Note 7. Supplemental Disclosures to Condensed Combined Unaudited Interim Financial Statements
Accounts payable and accrued liabilities consisted of the following at the dates indicated:

	September 30, 2023	December 31, 2022
	(in thousands)
Accrued oil and natural gas capital expenditures	$40	—
Accrued lease operating expenses	748	1,278
Severance and ad valorem taxes	224	257
Accrued interest	27	7
Accrued general and administrative	21	76
Accounts payable and accrued liabilities	$1,060	$1,618
Accounts Receivable
Components of accounts receivable include the following:

	September 30, 2023	December 31, 2022
	(in thousands)
Crude oil, natural gas and NGL Sales	$4,402	$4,968
Gross accounts receivable	4,402	4,968
Allowance for credit losses	—	—
Accounts receivable, net	$4,402	$4,968
Supplemental Cash Flows
The following table provides certain supplemental cash flow information for the periods indicated:

	Nine Months Ended September 30,
	2023	2022
	(in thousands)
Supplemental disclosure of cash flow information:
Interest paid	$165	$465
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$40	$72

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

Note 8. Commitments and Contingencies
Environmental Remediation
Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of the PEP Subject Companies. The PEP Subject Companies does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.
Litigation
The PEP Subject Companies are involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, the PEP Subject Companies does not expect them to have a material effect on its financial condition, results of operations or cash flows.
Note 9. Transactions with Affiliates
Certain costs for corporate and shared service functions incurred by the Parent that are directly linked to the operations of the PEP Subject Companies have been allocated to these condensed combined unaudited interim financial statements. For the nine months ended September 30, 2023 and 2022, the PEP Subject Companies incurred general and administrative expenses allocated from the Parent for certain operational and administrative functions of $2.5 million and $4.3 million, respectively. These expenses are included within “general and administrative” on the condensed combined unaudited statements of operations.
The Parent of the PEP Subject Companies had two credit facilities, the proceeds of which were utilized by the PEP Subject Companies to fund its operations, its drilling and exploration activities and its acquisition activities. As of September 30, 2023, there was an outstanding amount payable to the Parent of $3.7 million. There was no outstanding balance as of December 31, 2022. This amount due to the Parent are shown on the combined balance sheets as “due to affiliate, long-term.” In addition, the Parent incurs interest expenses associated with these credit facilities. The interest expense incurred by the Parent on behalf of the PEP Subject Companies has been included within the condensed combined unaudited statements of operations within “interest expense, net” and totaled $0.2 and $0.5 million for the nine months ended September 30, 2023 and 2022, respectively.
Certain entities included in the PEP Subject Companies have a centralized cash management with the Parent. Cash amounts associated with the PEP Subject Companies held by the Parent are shown as “due from affiliate” on the condensed combined unaudited balance sheets. Amounts due from affiliate were $1.9 million and $4.2 million at September 30, 2023 and December 31, 2022, respectively.
Note 10. Concentrations of Credit Risk
Currently, the PEP Subject Companies operate exclusively within the United States and its revenues and operating profit are derived from the oil and gas industry. As a non-operator, 100% of the PEP Subject Company’s wells are operated by third-party operating partners. As such, PEP Subject Companies are highly dependent on the success of these third-party operators. If the third-party operators are not successful in activities relating to the PEP Subject Companies leasehold interests, the PEP Subject Company’s financial condition could be adversely affected.

For the periods ending September 30, 2023 and 2022, one operator made up 98% of the total operating revenues. The operator also made up 100% of the total oil and natural gas accounts receivable in the periods.
Note 11. Subsequent Events
In preparing the accompanying condensed combined unaudited interim financial statements of the PEP Subject Companies, management has evaluated all subsequent events and transactions for potential recognition or disclosure

PEP SUBJECT COMPANIES
Notes to Condensed Combined Unaudited Interim Financial Statements

through January 2, 2024, the date the condensed combined unaudited interim financial statements of PEP Subject Companies were available for issuance and concluded that no such material events have occurred.